Appendix A

ROBINSON CAPITAL MANAGEMENT, LLC

CODE OF ETHICS

Effective as of April 1, 2023

1.	General Provisions

(a)	This Code of Ethics (the “Code”) shall govern personal investment activities of all Supervised Persons of Robinson Capital Management, LLC (“RCM”).

(i)	All Supervised Persons are subject to the following standards of business conduct:

(ii)	The interests of clients must be placed ahead of personal interests at all times.

(iii)	Supervised Persons owe clients a duty of loyalty, good faith and fair dealing, including avoidance and/or disclosure of conflicts of interest.

(iv)	All personal securities transactions must be conducted in a manner consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility.

(v)	Supervised Persons should not take inappropriate advantage of their positions.

(vi)	Supervised Persons must comply with all applicable Federal Securities Laws.

(b)	This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield Supervised Persons from liability for personal trading or other conduct that violates a fiduciary or other duty to clients. In order to facilitate familiarity and compliance with the Code, RCM will provide each of its Supervised Persons with a copy of the Code and any amendments thereto. In addition, each Supervised Person is required by this Code to promptly report any violations of the Code to RCM’s Chief Compliance Officer or his designee.

(c)	Each Access Person shall give written acknowledgement of his or her receipt and understanding of the Code (in substantially the form of the attached Exhibit A) promptly after initial receipt of the Code and after receipt of any amendments to the Code.

(d)	The Chief Compliance Officer (“CCO”) is responsible for interpretation of the Code. In the event of any uncertainty regarding the operation of this Code, each employee is responsible for seeking clarification from the CCO. Failure to understand the provisions of this Code shall not exempt any employee from compliance.

2.	Definitions

(a)	“Access Person” means:

(i)	Any Supervised Person who (a) has access to information regarding any client’s purchase or sale of securities, or information regarding the portfolio holdings for any client, or (b) is involved in making securities recommendations to clients or who has access to non-public recommendations; and

(ii)	Each employee (part-time or full-time), officer, insider director, and inside member of RCM (or other person occupying a similar status or performing similar functions).

(b)	“Automatic Investment Plan” is a program in which regular periodic purchases (or withdrawals) are made automatically to (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan can be a dividend reinvestment plan, a payroll deduction plan or program such as a 401k plan, an automatic stock purchase plan or program, or an employee stock purchase plan or program.

(c)	The “Beneficial Ownership” of a security shall be determined hereunder in the same manner as it would be under Rule 16a-1(a)(2) under the Securities and Exchange Act of 1934 in determining whether a person has beneficial ownership of a security for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which the person has or acquires. Specifically, a person will be regarded as having beneficial ownership of (i) any Reportable Security, title to which can vest in that person, (ii) any Reportable Security held in another’s name, if, by reason of any contract, understanding, relationship, agreement or other arrangement, the person obtains therefrom benefits substantially equivalent to those of ownership, and (iii) any Reportable Security owned by any Related Person.

(d)	“De Minimis Trades” are personal trades of less than $10,000 of the common stock or options of any company included in the S&P 500 or any listed futures and futures options contracts.

(e)	“Closed-End Funds” or “CEFs” are publicly traded investment companies that raise a fixed amount of capital through an initial public offering (IPO). RCM’s closed-end fund strategies primarily invest in CEFs.

(f)	“Federal Securities Laws” are the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

(g)	A “Fund” is an investment company registered under the Investment Company Act of 1940.

(h)	“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

(i)	“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rules 504, 505 or 506 thereunder.

(j)	The term “purchase or sale of a security” includes, among other things, using options to purchase or sell a security, as well as effect a long or short position of a security or commodity.

(k)	“Related Person” of an Access Person means (A) the Access Person’s spouse or minor children, (B) a trust of which the Access Person, or the Access Person’s spouse or minor children, is or are named (individually or by class) as beneficiaries and have a present beneficial interest, or (C) immediate family members (children, stepchildren, grandchildren, parents, stepparents, grandparents, siblings, mothers-in-law, fathers-in-law, sons- in-law, daughters-in-law, brothers-in-law, sisters-in-law, including adoptive relationships) of the person who share the Access Person’s home.

(l)	“Reportable Account” means any account held at a brokerage firm, bank or other custodian in which an Access Person has or could have Beneficial Ownership in a Reportable Security.

(m)	“Reportable Fund” means:

(i)	Any Fund for which RCM serves as an investment adviser as defined in Section 2(a)(20) of the Investment Company Act of 1940 (i.e., in most cases the adviser must be approved by the Fund’s board of directors before it can serve); or

(ii)	Any Fund whose investment adviser or principal underwriter controls RCM, is controlled by RCM, or is under common control with RCM. For purposes of this section, control has the same meaning as it does in Section 2(a)(9) of the Investment Company Act of 1940.

(n)	“Reportable Security” means a security as defined in Section 202(a)(18) of the Investment Advisers Act of 1940 and generally includes all securities, except that it does not include:

(i)	Direct obligations of the Government of the United States;

(ii)	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

(iii)	Shares issued by money market funds;

(iv)	Shares issued by open-end funds other than Reportable Funds; and

(v)	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

(o)	“Special Purpose Acquisition Company” (SPAC) is a company with no commercial operations that is formed strictly to raise capital through an initial public offering (IPO) for the purpose of acquiring an existing company.

(p)	“Supervised Person” means each officer, employee, inside director, and inside shareholder (or other person occupying a similar status or performing similar functions) of RCM, or other person who provides investment recommendations or advice on behalf of RCM and is subject to the supervision and control of RCM.

3.	Prohibitions

(a)	Insider Trading - Except for securities held in accounts over which Access Persons have no direct or indirect influence or control or securities transactions effected pursuant to an Automatic Investment Plan, neither Access Persons nor their Related Persons may purchase or sell, directly or indirectly, a Reportable Security in which the Access Person had or as a result of the transaction acquired any direct or indirect Beneficial Ownership in the Reportable Security if (i) RCM has obtained through the course of its business operations any inside information about the issuer of such Reportable Security, or (ii) the Access Person has obtained any inside information about the issuer of such Reportable Security, whether or not such information was obtained as a result of employment by RCM.

A transaction will be deemed to have been made on the basis of inside information if the person engaging in the transaction is aware of the inside information. If an Access Person believes he or she has material, non-public information regarding a proposed transaction, the employee should (x) report the information and proposed trade immediately to the CCO, (y) not purchase or sell the securities or communicate the information to anyone other than the CCO. After the CCO has reviewed the issue, RCM will determine whether the information is material and non-public and, if so, whether any trading restrictions apply and what action, if any, RCM should take.

(b)	Pending Client Trades - Neither Access Persons nor their Related Persons may purchase or sell, directly or indirectly, a Reportable Security in which the Access Person had or as a result of the transaction acquired any direct or indirect Beneficial Ownership on a day which any client has a pending “buy” or “sell” order in that same security until the client order is executed or withdrawn.

(c)	Gifts and Entertainment - No Access Persons may seek or accept any gifts, entertainment, hospitality or other items of more than de minimis value from any party or entity that does business with RCM. Any such gifts or other items shall be considered de minimis if the aggregate fair market value of such items received from a single party or entity does not exceed $150 in any calendar year; however, in no event should any employee accept a gift of cash or a cash equivalent (e.g. gift cards) in any amount. This section shall not preclude Access Persons from receiving customary business amenities, including any entertainment, from broker-dealers or other service providers so long as such amenities are business-related. Access Persons must keep records of the type, value and source of all gifts given and received in each calendar year and provide such record to the Chief Compliance Officer upon request.

(d)	Outside Board Service - No Access Person should serve on boards of directors of publicly traded companies without prior authorization from the Access Person’s supervisor and Chief Compliance Officer or their designee, who will base their determination upon whether the board service would be consistent with the interests of RCM and its clients.

(e)	Closed-End Funds - No Access Person or Related Person may purchase or sell shares of any Closed-End Funds in any Reportable Account, whether or not they are of the type typically included in RCM’s closed-end fund strategies.

(f)	Special Purpose Acquisition Company – No Access Person or Related Person may purchase or sell shares of any SPAC in any Reportable Account, whether or not they are the type typically included in RCM’s SPAC strategies.

4.	Exempt Transactions

The following transactions are exempt from the pre-clearance requirements:

(a)	Transactions over which the Access Person and Related Persons have no direct or indirect influence or control, such as those in a blind trust.

(b)	Purchases or sales pursuant to any Automatic Investment Plan.

(c)	Purchases or sales in these derivative securities:

(i)	Options or futures on any instrument (security or commodities/futures contract) excluded from the definition of Reportable Security;

(ii)	Options or futures on the following broad-based indices: S&P 500, S&P 400, S&P 600 and Nasdaq 100;

(iii)	Listed futures;

(iv)	Options on futures;

(v)	Options on currencies;

(vi)	Commodities, including options or futures on commodities; and

(vii)	Currency futures.

(d)	De Minimis Trades

5.	Personal Securities Transaction Pre-Clearance

All requests for pre-clearance and related approvals must be documented in writing, which may be by e-mail.

(a)	On any day that an Access Person or Related Person wishes to purchase or sell any Reportable Security, the Access Persons must request approval to trade from the Chief Compliance Officer or his/her designee. The CCO will consider, among other things, whether there are any pending trades active on the trading desk that day.

(b)	An Access Person must request approval from the CCO or his/her designee before directly or indirectly acquiring or disposing of any Beneficial Ownership in any security in an Initial Public Offering or in a Limited Offering, including initial coin offerings structured as private placements. The CCO will consider, among other things, whether there are any pending trades active on the trading desk that day.

6.	Reporting

(a)	Initial Reports - Upon commencement of employment (or upon becoming an Access Person), each Access Person shall submit to the Chief Compliance Officer or his/her designee a report (in substantially the form of the attached Exhibit B) of all Reportable Accounts and holdings of Reportable Securities, except for securities held in accounts over which the Access Person has no direct or indirect influence or control.

Initial reports must be provided to the Chief Compliance Officer or his designee no later than 10 days after the commencement of employment or becoming an Access Person, with the reported information current as of a date no more than 45 days prior to the date the person becomes an Access Person.

(b)	Quarterly Reports - On a quarterly basis, each Access Person shall submit to the Chief Compliance Officer or his designee a report (in substantially the form attached as Exhibit C) about each transaction involving a Reportable Security in which the Access Person had or as a result of the transaction acquired any direct or indirect Beneficial Ownership in the Reportable Security, except for transactions in securities held in accounts over which the Access Person has no direct or indirect influence or control.

Access Persons shall submit such quarterly transaction reports to the Chief Compliance Officer or his designee, no later than 30 calendar days after the end of the calendar quarter. All transactions occurring during the quarter must be included.

(c)	Annual Reports - Each Access Person shall submit to the Chief Compliance Officer or his/her designee annually within 30 days after the last day of the calendar year a report (in substantially the form of the attached Exhibit B) of all Reportable Accounts and holdings of Reportable Securities, except for securities held in accounts over which the Access Person has no direct or indirect influence or control.

(d)	Access Persons shall forward or shall direct their brokers to forward on a timely basis duplicate copies of all account statements relating to personal securities transactions, which must include all trading activity, to the Chief Compliance Officer or his designee.

7.	Review of Reports

(a)	The Chief Compliance Officer or his designee shall review all Initial, Quarterly and Annual reports submitted by Access Persons to assess whether the Access Person followed all required procedures. Notwithstanding the foregoing, the Chief Executive Officer or his designee shall review all Initial, Annual and Quarterly Reports of the Chief Compliance Officer to assess whether the Access Person followed all required procedures.

(b)	In the instance in which the Chief Executive Officer is also the acting Chief Compliance Officer, Greg Prost will provide the oversight of the Chief Compliance Officer’s personal transactions, political contributions, and both received and given gifts and entertainment.

(c)	The review should also assess whether the Access Person’s personal trading mirrors the trades made for clients, and if so whether the clients are receiving terms as favorable as the Access Person; and periodically analyze the Access Person’s trading for patterns that may indicate abuse.

8.	Sanctions

Upon discovering a violation of this Code, RCM may impose such sanctions as it deems appropriate including, among other things, disgorgement of profits to a charity determined by RCM, a letter of censure, suspension, or termination of the employment of the violator.

9.	Records

RCM shall maintain the records listed below. Records may be maintained as permitted under Rule 204-2(g) of the Investment Advisers Act of 1940 or such other applicable rule or regulation. Unless otherwise required, all records maintained pursuant to this Section shall be retained for five years in an easily accessible place, the first two years in an appropriate office of RCM.

(a)	A copy of this Code and any other code which is or at any time within the past five years has been, in effect.

(b)	A record of any violation of the Code, and any action taken as a result of the violation.

(c)	Records of all written acknowledgments of receipt of the Code required of each Supervised Person who is currently, or within the past five years was, a Supervised Person of RCM.

(d)	A record of each report made by an Access Person pursuant to Sections 5 and 6 of this Code, including any information provided in lieu of such reports.

(e)	Records of the names of persons who are currently, or within the past five years were, Access Persons of RCM.

(f)	A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities by Access Persons pursuant to Section 4(a) of this Code with respect to securities in an Initial Public Offering or Limited Offering, for at least five years after the end of the fiscal year in which the approval is granted.

Exhibit A

ACKNOWLEDGMENT OF RECEIPT

The undersigned acknowledges receipt of a copy of the Code of Ethics of Robinson Capital Management, LLC dated as of ____________, 2023 and agrees to comply with all the provisions of the Code.

Date	Print Name

Signature

EXHIBIT B

Initial/Annual Report

Reportable Securities & Accounts

Employee Name:

Note: Information must be current as of a date no more than 45 days before the report is submitted. Report must be submitted on or before 10 days from the first day of employment.

I hereby certify that the following is a true and complete list of all accounts maintained with any broker-dealer, bank or other custodian at which any Reportable Security (as defined in the Code of Ethics) in which I have direct or indirect beneficial ownership are or may be maintained:

Broker-Dealer/Custodian	Account Title/Owner	Is Account Managed by a Third-Party?	Account Number
Y [ ] N [ ]
Y [ ] N [ ]
Y [ ] N [ ]
Y [ ] N [ ]
Y [ ] N [ ]
Y [ ] N [ ]
Y [ ] N [ ]
Y [ ] N [ ]
Y [ ] N [ ]
Y [ ] N [ ]
Y [ ] N [ ]

Use additional signed sheets as necessary.

[ ]	I have no accounts in which a Reportable Security may be held.

In addition, I may be deemed to have direct or indirect beneficial ownership of the following Reportable Securities not held in an account, but held at home, in safe deposit boxes, by an issuer or otherwise.

Title of Security (i.e. ticker/CUSIP)	Type (E)/(FI)	(# of Shares/Principal Amount)	Describe How Security is Held

Use additional signed sheets as necessary.

[ ]	I have no such Reportable Securities holdings.

Nothing in this report should be construed as an admission that I have any direct or indirect beneficial ownership in any security to which the report relates.

Signature	Date

EXHIBIT C

Quarterly Transaction Report for the Quarter Ended

Employee Name:

Note: Information must be current through the end of the calendar quarter. Report must be submitted on or before 30 days from the end of the calendar quarter.

I hereby certify that the following is a true and complete list of all personal securities transactions that have occurred in the previous calendar quarter in any Reportable Security (as defined in the Code of Ethics) in which I have direct or indirect beneficial ownership that were not otherwise reported to the CCO in trade confirmations or monthly/quarterly statements:

Security Name	Type (E/FI)	Ticker or CUSIP	# of Shares/ Principal Amount	Buy/ Sell	Interest Rate/ Maturity	Price	Date	Broker, Dealer or Bank

Use additional signed sheets as necessary.

[  ]       I had no transactions in Reportable Securities during the previous calendar quarter that were not otherwise reported to the CCO in trade confirmations or monthly/quarterly statements, including transactions in securities not held in broker-dealer, bank or other custodian accounts.

I certify that the following is a true and complete list of all new accounts opened during the calendar quarter that are maintained with any broker-dealer, bank or other custodian at which any Reportable Security in which I have direct or indirect beneficial ownership are or may be maintained:

Broker-Dealer/Custodian	Account Title/Owner	Is Account Managed by a Third-Party?	Account Number
Y [ ] N [ ]
Y [ ] N [ ]
Y [ ] N [ ]

Use additional signed sheets as necessary.

I further certify that the following is a true and complete list of all new accounts opened during the calendar quarter that are maintained with any broker, dealer or bank at which any Reportable Security (as defined in the Code of Ethics) in which I have direct or indirect beneficial ownership are or may be maintained

Title of Security (i.e. ticker/CUSIP)	Type (E)/(FI)	(# of Shares/Principal Amount)	Describe How Security is Held

Use additional signed sheets as necessary.

Signature	Date